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                                  EXHIBIT 23.1
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                      CONSENT OF  INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-4310) and the Registration Statement on Form S-3 (No. 333-14307) of Merit Holding Corporation of our report dated January 26, 1998 appearing on page 36 of this Form 10-KSB.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Atlanta, Georgia
March 24, 1998